                                                                 Exhibit 10.01

               AMENDMENT NUMBER TWO TO IRU CAPACITY AGREEMENT

This Amendment Number Two ("Amendment"), effective September 30, 1999 (the "Effective Date"), amends the IRU Capacity Agreement ("Agreement") entered into as of December 19, 1998 between AT&T Corp. ("AT&T"), a New York corporation with offices at 295 North Maple Avenue, Basking Ridge, New Jersey 07920, and At Home Corporation, ("@Home"), a Delaware corporation with a principal place of business located at 425 Broadway, Redwood City, CA 94063, as previously amended, as follows:


                                 BACKGROUND


Pursuant to the Agreement, AT&T granted to @Home an indefeasible right to use optical fibers and dedicated circuit capacity on the AT&T Network.

Pursuant to Section 3.1 of the Agreement, AT&T agreed to assist @Home's transition to the AT&T Network, during the period from January 1, 1999 through Acceptance of the Phase Two Services, by assuming @Home's rights and obligations under the Sprint ATM Arrangement.

The fifth sentence of Section 3.1 of the Agreement currently provides: "In the event that AT&T incurs charges under the Sprint ATM Arrangement in excess of nine million dollars, @Home will pay the amount of such excess to AT&T as an Assumption Fee, except if AT&T does not deliver the Phase Two Capacity by the Phase Two Commitment Date the charges incurred under the Sprint ATM Arrangement from April 1, 1999 through the date on which AT&T delivers the Phase Two Capacity will not be counted in calculating any Assumption Fee."

THEREFORE, the parties hereby amend the Agreement as follows:


                                  AMENDMENT

1. In Section 3.1, delete the existing fifth sentence, and insert the following new sentence in its place: "In the event that AT&T incurs charges under the Sprint ATM Arrangement in excess of fifteen million five hundred thousand dollars ($15,500,000), @Home will pay the amount of such excess to AT&T as an Assumption Fee."

2. In Section 5.1, delete "and four million dollars ($4,000,000) (the "Additional IRU Fee")" and insert in its place "and eleven million nine hundred ninety-four thousand three hundred dollars ($11,994,300) (the "Additional IRU Fee")".

3. In Exhibit I (Payment Terms), delete "@Home shall pay the Additional IRU Fee on July 1, 1999" and insert in its place "@Home shall pay the Additional IRU Fee according to the following schedule: $4,000,000 by October 4, 1999, $1,494,300 by October 8, 1999, and $6,500,000 by November 1, 1999."

4. Except as modified above, all other terms and conditions of the Agreement remain in full force and effect. Terms used and not defined herein will have the meanings assigned to them in the Agreement. In the event of any conflict between the provisions of the Amendment and the Agreement, the provisions of this Amendment shall govern.

IN WITNESS WHEREOF, authorized representatives of the parties have executed this Amendment as of the Effective Date.


AT&T CORP.                           AT HOME CORPORATION



By:                                  By:
   ---------------------                ---------------------

Title:                               Title:
      ------------------                   ------------------

Date:                                Date:
     -------------------                  -------------------